SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT

ANNUAL MEETING OF SHAREHOLDERS

IS SCHEDULED FOR JUNE 7, 2013

PLEASE INSTRUCT YOUR BANK OR BROKER TO VOTE TODAY!

Dear Sir / Madam:

According to our latest records, your bank or broker has not received your voting instructions for the important meeting of shareholders of Pacific Sunwear of California, Inc. to be held on June 7, 2013. Your vote is extremely important, regardless of the number of shares that you own. Please instruct your bank or broker how to vote your shares today so the Company may avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your bank or broker:

1.	Instruct your bank/broker by Internet: Have your control number listed on the instruction form ready and follow the online instructions. The control number is located in the rectangular box on the right side of your voting instruction form.

2.	Instruct your bank/broker by Telephone: Please use the telephone number printed on your Voter Instruction Form and have your control number listed on the instruction form ready and follow the simple instructions.

3.	Instruct your bank/broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the definitive proxy statement dated April 26, 2013 your Board of Directors unanimously recommends that you vote “FOR” the amendment to the bylaws, the election of directors, the ratification of auditors, and the proposal to approve the new shareholder protection rights plan. We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 859-8509.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Craig E. Gosselin
Craig E. Gosselin
Senior Vice President, General Counsel and
Human Resources, and Secretary